Exhibit 10.1

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Execution Version

GALERA THERAPEUTICS INC.

AMENDMENT NO. 1 TO
AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT (this “Amendment”) is made and entered into as of May 11, 2020 (the “First Amendment Date”) and amends that certain Amended and Restated Purchase and Sale Agreement, dated as of November 14, 2018, by and among GALERA THERAPEUTICS, INC., (“Seller”), CLARUS IV GALERA ROYALTY AIV, L.P. (“Purchaser”) and the other parties thereto (the “Existing Agreement”). Capitalized terms used but not defined in this Amendment shall have the meanings assigned to such terms in the Existing Agreement.

WHEREAS, Seller and Purchaser are party to the Existing Agreement, pursuant to which Purchaser acquired the Purchased Royalty for consideration of up to $80,000,000 (the “Prior Purchase Price”);

WHEREAS, Seller and Purchaser have agreed to amend the Existing Agreement to increase the Prior Purchase Price by $37,500,000 (the “Additional Purchase Price”) which shall be funded on the terms and conditions set forth in the Existing Agreement as amended by this Amendment;

WHEREAS, as more particularly described in this Amendment, the Additional Purchase Price will be funded in two tranches: (a) $20,000,000 to be funded upon [***]; and (b) $17,500,000 to be funded upon [***];

WHEREAS, as consideration for such Additional Purchase Price, the Seller shall (a) increase the Full Royalty Rate from [***] percent ([***]%) to [***] percent ([***]%); and (b) issue to Purchaser warrants to purchase shares of common stock, par value $0.001 per share, of Seller in the form of Exhibit A hereto (the “Warrant”), as set forth in this Amendment;

WHEREAS, Section 8.2 of the Existing Agreement provides that the Existing Agreement may be amended by a written agreement signed by Purchaser and Seller; and

WHEREAS, Purchaser and Seller have agreed to amend the Existing Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Section 1.3(a) of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

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“(a)Subject to the terms and conditions hereof, Purchaser will pay to Seller, in the aggregate, up to $117,500,000 (such aggregate amounts actually paid pursuant to this Section 1.3(a), the “Purchase Price”) in five separate tranches as follows: (i) $20,000,000 (the “First Milestone Amount”) will be payable on the First Milestone Closing Date (the “First Milestone”); (ii) $20,000,000 (the “Second Milestone Amount”) will be payable on the Second Milestone Closing Date (the “Second Milestone”); (iii) $20,000,000 (the “Third Milestone Amount”) will be payable on the Third Milestone Closing Date (the “Third Milestone”); (iv) $37,500,000 (the “Fourth Milestone Amount”) will be payable on the Fourth Milestone Closing Date (the “Fourth Milestone”); and (v) $20,000,000 (the “New Milestone Amount”) will be payable on the New Milestone Closing Date (the “New Milestone”).”

2.Section 1.6(d) of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

“(d)Second Milestone Closing, Third Milestone Closing, Fourth Milestone Closing and New Milestone Closing Deliverables.  At or prior to the Second Milestone Closing, Third Milestone Closing, Fourth Milestone Closing and the New Milestone Closing, as applicable, the following will occur:

(i)Officer’s Certificate of Seller. An executive officer of Seller shall sign and deliver to Purchaser, on behalf of Seller, a certificate dated as of the applicable Milestone Closing Date certifying that each of the conditions specified in Sections 1.6(a)(ii), (iii), (iv) and (v) is satisfied.

(ii)Updated Disclosure Schedule. At least [***] ([***]) Business Days prior to the Third Milestone Closing Date, Seller shall have delivered to Purchaser an Updated Disclosure Schedule if Seller has determined, in its reasonable discretion, that such Updated Disclosure Schedule is necessary in order to satisfy the conditions set forth in Section 1.6(a)(ii).

(iii)Other Documents and Financing Statements. Seller shall sign or deliver to Purchaser such other certificates, documents (including customary bringdown lien searches and, with respect to the Third Milestone Closing, Fourth Milestone Closing and New Milestone Closing, customary bringdown legal opinions, not inconsistent with those delivered at the First Milestone Closing) and financing statements as Purchaser may reasonably request, in each case reasonably satisfactory to Purchaser, to perfect under the applicable UCC (or any comparable law) of all applicable jurisdictions in the United States, and under federal law of the United States, and maintain the perfection of Purchaser’s ownership interest in the Purchased Receivables arising out of the applicable Milestone and the back-up security interest granted pursuant to Section 4.8 with respect thereto.

(iv)Tax Forms. Purchaser shall deliver to Seller any updates, to the extent necessary, to any IRS Form previously provided by Purchaser pursuant to Section 6(c)(vii).”

3.Section 4.5(c)(iv) of the Existing Agreement is hereby amended to delete the word “and” at the end thereof; Section 4.5(c)(v) of the Existing Agreement is hereby amended to add “;

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and” instead of the “.” at the end thereof; and the following Section 4.5(c)(vi) is added immediately following the end of Section 4.5(c)(v) of the Existing Agreement:

“(vi)Seller shall promptly as reasonably practicable provide to Purchaser any and all information regarding any material adverse impact on the manufacturing, supply chain, development or commercialization of any particular Product resulting from any outbreak of contagious disease, epidemic or pandemic (including COVID-19), or any quarantine, shelter-in-place or similar or related directive.”

4.Effective upon the funding of the New Milestone Amount by or on behalf of Purchaser at the New Milestone Closing, the words “[***] percent ([***]%)” in the definition of “Full Royalty Rate” in Section 2.1(a) of the Existing Agreement shall be deleted and replaced with the words “[***] percent ([***]%)”.

5.The following is inserted following Section 2.8 of the Existing Agreement and Section 2.9 of the Existing Agreement is hereby renumbered to be Section 2.10:

“2.9Warrant.  On the First Amendment Date, the Purchaser and Seller shall execute and deliver the Warrant Purchase Agreement, and the Seller shall execute and deliver the Warrant to Purchaser.”

6.The following is inserted following Section 3.1(r) of the Existing Agreement:

“(s)COVID.  Seller has provided to Purchaser any and all material information known to Seller as of the Amendment Date regarding any impact on the development or commercialization of any Product resulting from the coronavirus identified as COVID-19. Except as disclosed to Purchaser, as of the Amendment Date, to the knowledge of Seller, the global pandemic caused by COVID-19 has not caused a material delay in the availability of any of the supply components of the Product or a material delay in the timing or progression of any clinical trial being conducted by Seller (including, without limitation, [***]), including any data readout with respect to any such trial.”

7.Section 5.4 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

“5.4Use of Names.  Neither Party will use the other Party’s nor any of its Affiliates’ (including the limited partners of Purchaser or Clarus) names or trademarks (including, with respect to Clarus, any reference to “Clarus,’ “Blackstone” or “The Blackstone Group”) in any promotional materials, advertising, marketing, endorsement, promotional or sales literature, publicity, public announcement or disclosure in any document employed to obtain funds or financing without the prior written consent of the other Party except as otherwise expressly permitted in this Agreement. Notwithstanding the foregoing, Purchaser and Clarus may use the name, logos, and other insignia of Seller in any “tombstone” or other advertisements, in its publications, marketing or promotional materials to existing and prospective investors and otherwise on the website or in other marketing materials of Purchaser, Clarus and/or any of their respective Affiliates, as applicable, without Seller’s prior approval.”

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8.Section 4.5 of the Existing Agreement is hereby amended by (i) changing the heading of such section to “Reporting and Notices; Purchase Agreement Oversight Committee” and (ii) inserting the following new Section 4.5(e) after Section 4.5(d):

“4.5(e)Purchase Agreement Oversight Committee.  To facilitate communication between the Parties and to provide a forum for periodic reports regarding the status of GC and the Products, including Seller’s activities with respect to the research, development and commercialization of GC and the Products for the treatment of oral mucositis and esophagitis, the Parties will form a purchase agreement oversight committee (the “Purchase Agreement Oversight Committee”).  During the Term, the Purchase Agreement Oversight Committee will meet once every [***] until Commercial Launch of the first Product in the Territory and no less than [***] following such Commercial Launch.  The Purchase Agreement Oversight Committee may meet by phone, videoconference, or in-person.  The Purchase Agreement Oversight Committee membership will consist of [***] ([***]) senior executives appointed by Purchaser and [***] ([***]) senior executives appointed by Seller.  Each Party may appoint and replace its members, in its sole discretion, by notice to the other Party.  It is anticipated that Purchaser’s appointees to the Purchase Agreement Oversight Committee will include experienced R&D or drug commercialization experts who may include consultants of Purchaser.  The Parties will form the Purchase Agreement Oversight Committee within [***] following the First Amendment Date; provided, that the first meeting thereof may take place at such later date as mutually agreed by the Parties.  The Purchase Agreement Oversight Committee will be the primary forum for Seller to keep Purchaser apprised of the plans for, and progress of, the development and commercialization of GC and the Products, as well as any associated problems, and the primary means for review, validation, and challenge of ongoing development and commercialization strategy and plans for GC and the Products.  Accordingly, meetings of the Purchase Agreement Oversight Committee will serve as a forum for delivery and discussion of Seller’s Quarterly Reports, and the Quarterly Reports will be deemed to include the materials presented at such meetings.  The Purchase Agreement Oversight Committee will have no decision-making authority, but its responsibilities shall include:

(i)	reviewing, discussing and commenting on the development and commercialization of GC and the Products;
(ii)	serving as a forum for the delivery and discussion of Quarterly Reports; and
(iii)	otherwise serving as a forum for discussing matters relating to the development and commercialization of GC and the Products.”

9.The following is inserted following Section 5.4 of the Existing Agreement:

“5.5Terms of Agreement. Except to the extent allowed under Section 5.3 or 5.4, or as otherwise permitted in accordance with this Section 5.5, no Party will make any public announcements concerning this Agreement or the terms hereof, without the prior written consent of the other Parties. Each Party agrees that it will treat the contents and terms of this Agreement and the consideration for this Agreement as Confidential Information of each other Party.”

10.Section 8.9 of the Purchase Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

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“8.9Notices. All notices, consents, waivers, requests and other communications hereunder will be in writing and will be sent by mail, delivered in person, sent by overnight courier (e.g., Federal Express) or sent by electronic mail, to following addresses of the Parties:

If to Purchaser:

101 Main Street,

Cambridge, MA  02142

Attention:  [***]

Telephone:  [***]

email:  [***]

with a copy (which will not constitute notice) to:

Blackstone Life Sciences – Legal Department

101 Main Street

Suite 1210

Cambridge, MA  02142
Attention:  [***]
Telephone: [*** ]
email:  [***]

and

Morrison & Foerster LLP
755 Page Mill Road
Palo Alto, CA  94304-1018
Attention:  [***] and [***]
Telephone:  [*** ]
email:  [***] and [***]

If to Seller:

Galera Therapeutics, Inc.

2 West Liberty Boulevard, Suite 110

Malvern, PA  19355

Attention: Chief Executive Officer

Telephone:  (610) 725-1500

email:  [***]

with a copy (which will not constitute notice) to:

Hogan Lovells US LLP

100 International Drive, Suite 2000

Baltimore, MD  21202

Attention:  [***]

Telephone:  [*** ]

email:  [***]

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or to such other address or addresses as Purchaser or Seller may from time to time designate by notice as provided herein. Any such notice will be deemed given (a) when actually received when so delivered personally, by overnight courier or sent by mail, or (b) if sent by email, on the date sent by 5:00 p.m. Eastern time on such day if such day is a Business Day or the next following Business Day if sent after 5:00 p.m. Eastern time or if such day is not a Business Day.”

11.The following definitions set forth on Exhibit A to the Existing Agreement (Defined Terms) are hereby amended and restated as set forth below:

“Business Day” means a day that is not a Saturday, Sunday, US federal holiday or other day on which commercial banks in New York City are authorized or required by Applicable Law to remain closed.  For the avoidance of doubt, solely with respect to any notice or other communication required to be given or delivered hereunder, limitations on the operations of commercial banks due to the outbreak of a contagious disease, epidemic or pandemic (including COVID-19), or any quarantine, shelter-in-place or similar or related directive, will not prevent a day that would otherwise be a Business Day hereunder from so being a Business Day.

“Milestone Amount” means the First Milestone Amount, Second Milestone Amount, Third Milestone Amount, Fourth Milestone Amount or New Milestone Amount, as applicable.

“Milestone Closing” means the First Milestone Closing, Second Milestone Closing, Third Milestone Closing, Fourth Milestone Closing or New Milestone Closing, as applicable.

“Milestone Closing Date” means the First Milestone Closing Date, Second Milestone Closing Date, Third Milestone Closing Date, Fourth Milestone Closing Date or New Milestone Closing Date, as applicable.

“Milestone Trigger” means the First Milestone Trigger, Second Milestone Trigger, Third Milestone Trigger, Fourth Milestone Trigger or New Milestone Trigger, as applicable.

“Milestone” means the First Milestone, Second Milestone, Third Milestone, Fourth Milestone or New Milestone, as applicable.

“Subsequent Milestone Amount” means the Second Milestone Amount, Third Milestone Amount, Fourth Milestone Amount or New Milestone Amount, as applicable.

“Subsequent Milestone Closing” means the Second Milestone Closing, Third Milestone Closing, Fourth Milestone Closing or New Milestone Closing, as applicable.

“Subsequent Milestone Closing Date” means the Second Milestone Closing Date, Third Milestone Closing Date, Fourth Milestone Closing Date or New Milestone Closing Date, as applicable.

“Transaction Documents” means, collectively, this Agreement, the Bill of Sale, the Lockbox Agreement, the Warrant, the Warrant Purchase Agreement and any document, certificate or other instrument delivered in connection any of the foregoing.

12.The following definitions are added to Exhibit A to the Existing Agreement (Defined Terms) in the applicable alphabetical order:

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“First Amendment Date” means May 11, 2020.

“New Milestone” has the meaning set forth in Section 1.3(a).

“New Milestone Amount” has the meaning set forth in Section 1.3(a).

“New Milestone Closing” means the closing of the New Milestone.

“New Milestone Closing Date” means the date of the New Milestone Closing.  For the avoidance of doubt, the New Milestone Closing Date may occur prior to the Fourth Milestone Closing Date.

“New Milestone Trigger” means the date of [***].

“Warrant” means that certain Warrant to purchase shares of common stock of Seller, in the form of Exhibit C attached hereto.

“Warrant Purchase Agreement” means the Warrant Purchase Agreement, dated as of the First Amendment Date, by and between Seller and Purchaser, in the form of Exhibit D attached hereto.

13.The Warrant attached as Exhibit A to this Amendment shall be attached to the Existing Agreement as Exhibit C thereto and the Warrant Purchase Agreement attached as Exhibit B to this Amendment shall be attached to the Existing Agreement as Exhibit D thereto.

14.Additional Representations.  Seller hereby represents and warrants to Purchaser as follows:

(a)COVID-19.  Seller has provided to Purchaser any and all material information known to Seller as of the Amendment Date regarding any impact on the development or commercialization of any Product resulting from the coronavirus identified as COVID-19.  Except as disclosed to Purchaser, to the knowledge of Seller, as of the Amendment Date, the global pandemic caused by COVID-19 has not caused a material delay in the availability of any of the supply components of the Product or a material delay in the timing or progression of any clinical trial being conducted by Seller (including, without limitation, [***]), including any data readout with respect to any such trial.

(b)Disclosure.  Seller has delivered or made available to Purchaser true and complete copies of each agreement, data, contract or other document or information that has been requested in writing by Purchaser. All material written information furnished by or on behalf of Seller or any of its Affiliates to Purchaser in connection with this Amendment or any transaction contemplated hereby, is true and correct in all material respects on the date as of which such information is dated or certified and does not contain any untrue statement of a material fact or omit any material fact necessary in order to make such information not misleading, except that no such representation and warranty is made with respect to such information prepared by a Third Person other than pursuant to the direction or on behalf of Seller.

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15.Fees and Expenses.  Upon execution of this Amendment, Seller will be responsible for paying the reasonable legal and administrative expenses of Purchaser and reimbursing Purchaser for the same, including, but not limited to, reasonable fees and expenses incurred by Purchaser in connection with the preparation and negotiation of transaction documents for the diligence investigation, and legal counsel to Purchaser.  Notwithstanding the foregoing, Seller’s obligation to reimburse and pay any reasonable legal fees and due diligence expenses shall not exceed an aggregate amount of $[***].

16.Officer’s Certificate.  On the First Amendment Date, Seller shall deliver to Purchaser a certificate signed by an executive officer of Seller on behalf of Seller and dated as of the First Amendment Date attaching copies, certified by such officer as true and complete, of resolutions of the board of directors of Seller authorizing and approving the execution and delivery by Seller of this Amendment, the Warrant Purchase Agreement and the Warrant, and the performance by Seller of the transactions contemplated herein and therein.

17.Full Force and Effect.  Except as amended hereby or as the context of this Amendment may require, the Existing Agreement remains in full force and effect in accordance with its terms as so modified.

18.Conflicts.  In the event of any conflict between the terms and conditions of this Amendment and the terms and conditions of the Existing Agreement, the terms and conditions of this Amendment will govern and control, and the Existing Agreement is hereby amended to the extent necessary to give effect to the terms and conditions of this Amendment and permit the payment of the Additional Purchase Price on the terms and conditions of the Existing Agreement, mutatis mutandis.

19.Governing Law.  This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with Section 8.10 of the Existing Agreement.

20.Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 to the Amended and Restated Purchase and Sale Agreement as of the First Amendment Date.

PURCHASER:

CLARUS IV GALERA ROYALTY AIV, L.P.

By: Clarus IV GP, L.P.,

its General Partner

By: Clarus IV GP, LLC,

its General Partner

By:/s/ Nicholas Galakatos	Name: Nicholas Galakatos Title: Global Head, Blackstone Life Sciences

SELLER:

GALERA THERAPEUTICS, INC.

By:/s/ J. Mel Sorensen, MD	Name: J. Mel Sorensen, MD Title: President and CEO

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EXHIBIT A

WARRANT

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EXHIBIT B

WARRANT PURCHASE AGREEMENT

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